EXHIBIT 3.2

GAIN CAPITAL HOLDINGS, INC.

(the “Corporation”)

SECOND AMENDED AND RESTATED BY-LAWS

ARTICLE I

OFFICES

1.01.       Registered Office. The Corporation shall maintain a registered office in the State of Delaware. The registered office of the Corporation and the registered agent of the Corporation at such office may be changed from time to time by the Corporation in the manner specified by the Delaware General Corporation Law, as amended from time to time (the “DGCL”).

1.02.       Other Offices. The Corporation may also have such other offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.01.       Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, (a) as shall be designated from time to time by the Board of Directors and stated in the notice of meeting, or (b) in the case of a meeting of stockholders called by an authorized person other than the Board of Directors, as shall be designated by the person calling the meeting and stated in the notice of meeting. The Board of Directors may, in its sole discretion, determine that any meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communications as authorized by Section 211(a)(2) of the DGCL.

2.02.       Annual Meetings. The annual meeting of stockholders (each, an “Annual Meeting”) shall be held for the purpose of electing Directors at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Any other proper business may be transacted at an Annual Meeting. The Board of Directors may specify by resolution prior to any Special Stockholder Meeting (as hereinafter defined) of stockholders held within the year that such meeting shall be in lieu of the Annual Meeting for such year. In lieu of an Annual Meeting, Directors may be elected by the unanimous written consent of the stockholders entitled to vote.

2.03.       Special Stockholder Meetings. Special meetings of the stockholders (each, a “Special Stockholder Meeting”), for any purpose or purposes, may be called by any of (a) the Board of Directors, (b) the Chairman of the Board, or (c) the President. The Board of Directors

or person so calling any Special Stockholder Meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting and shall state the purpose of the meeting. The business to be conducted at any Special Stockholder Meeting shall be limited to the purpose or purposes stated in the notice of the Special Stockholder Meeting.

2.04.       Notice of Meeting. Written notice of an Annual Meeting or Special Stockholder Meeting, shall be given stating (a) the place, if any, date and hour of the meeting, (b) the means of remote communications, if any, by which the stockholders and proxy holders may be deemed to be present in person and vote at the meeting, (c) the record date for determining the stockholders entitled to vote at such meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and (d) in the case of a Special Stockholder Meeting, the purpose or purposes for which such meeting is called. Unless otherwise provided in the DGCL, written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholder entitled to notice of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

2.05.       Waiver of Notice. Whenever notice is required to be given to any stockholder, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission (as defined in DGCL Section 232, “Electronic Transmission”) by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or Special Stockholder Meeting need be stated in any written waiver of notice or any waiver by Electronic Transmission.

2.06.       List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is held at a place, a list of the stockholders entitled to vote at the meeting shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.07.       Quorum; Required Stockholder Vote. Except as otherwise required by the DGCL:

(a)       A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders.

(b)       In all matters other than the election of Directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

(c)       Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

(d)       Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, in all matters other than the election of Directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series.

2.08.       Proxies. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as such proxy is of the proxies representing such shares.

2.09.       Action of Stockholders Without Meeting. Any action required to be, or which may be, taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if written consent, setting forth the action so taken, shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Such consent shall have the same force and effect as an affirmative vote of the stockholders and shall be filed with the minutes of the proceedings of the stockholders.

2.10.       Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted in determining the total number of outstanding shares.

2.11.       Fixing of Record Date.

(a)       In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this subsection (a) at the adjourned meeting.

(b)       In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)       In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III

BOARD OF DIRECTORS

3.01.       Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors, except as may be otherwise provided in the DGCL or the Certificate of Incorporation.

3.02.       Number, Election and Term. The number of Directors which shall constitute the whole Board of Directors shall be initially determined by the incorporator or incorporators. The number of Directors thereafter shall from time to time be fixed and determined by the Board of Directors or the stockholders. The number of Directors shall be set forth in the notice of any meeting of stockholders held for the purpose of electing Directors. Directors need not be residents of the State of Delaware or stockholders of the Corporation. The Directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.03. Each properly elected Director shall hold office until such Director’s successor is elected and qualified or until such Director’s earlier death, resignation, or removal.

3.03.       Vacancies. Except as provided in the following sentence, any vacancy occurring in the Board of Directors and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by the sole remaining Director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected. Any such vacancy or newly created directorship may also be filled by the vote or written consent of the holders of shares entitled to vote on the election of the holder of the directorship in question.

3.04.       Removal From Office. Except as provided in the following sentence, any Director, or the entire Board of Directors, may be removed, with or without cause, by vote or written consent of the holders of a majority of the shares then entitled to vote at an election of Directors. If the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the Certificate of Incorporation, any such removal without cause shall require the vote or written consent of a majority of the shares of such class or classes or series.

3.05.       Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine. If so determined, notice of such regular meetings need not be given to Directors.

3.06.       Special Meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, a majority of Directors, or, if the Board of Directors at any time consists of one Director, by the sole Director. The officer or Director(s) so calling any special meeting shall fix the time and place, either within or without the State of Delaware, as the place for holding such meeting.

3.07.       Notice of Special Meeting. Notice of the time and place of any special meeting of the Board of Directors shall be given to each Director by, or on behalf of, the officer, Director or Directors calling such meeting either (a) in writing by United States first class, registered or certified mail at least four days prior to such meeting, or (b) in person or by telephone or Electronic Transmission at least one day prior to such meeting. A written waiver of notice of any special meeting of the Board of Directors signed by a Director prior to, at or after such meeting shall be deemed equivalent to proper notice. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. The attendance of a Director at any special meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the purpose of objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.08.       Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the DGCL or the Certificate of Incorporation or by these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.09.       Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by Electronic Transmission and the writing or writings or Electronic Transmission or Electronic Transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

3.10.       Compensation. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at such meeting of the Board of Directors or a stated salary as a Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees designated by the Board of Directors may be allowed like compensation for attending committee meetings or such compensation as the Board of Directors may fix by resolution.

3.11.       Telephonic Meetings Permitted. Members of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

3.12.       Committees of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may remove a Director as a member of a committee at any time, with or without cause. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee or subsequently adopted by the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. However, no such committee shall have the power or authority in reference to any of the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of Directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopting, amending or repealing any Bylaw of the Corporation. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Director conducts its business pursuant to this Article III mutatis mutandis.

ARTICLE IV

OFFICERS

4.01.       Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a President and a Secretary and such other additional officers as may be designated by the Board of Directors. Without limiting the authority of the Board of Directors to designate other officers, such additional officers may include a Chairman of the Board, a Vice Chairman of the Board, a Treasurer, one or more Vice Presidents (any one or more of which may be designated Executive Vice President or Senior Vice President), one or more Assistant Secretaries, and one or more Assistant Treasurers. Any two or more offices may be held by the same person. The Chairman and Vice Chairman of the Board, if elected, shall be elected from among the Directors. With the foregoing exceptions, none of the other officers need be a Director.

4.02.       Term, Removal and Vacancies. Each officer of the Corporation shall hold office until the earlier of (a) the expiration of the term of office of such officer if a stated term of office is set forth in the resolution of the Board of Directors electing such officer, (b) such officer’s successor being elected and qualified, (c) such officer’s death, (d) the effective date of such officer’s resignation or removal, and (e) in the case of the Chairman of the Board or Vice Chairman of the Board, such officer ceasing to be a Director of the Corporation.

4.03.       Removal and Resignation. Any officer may be removed at any time, with or without cause, by the Board of Directors; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of such officer with the Corporation. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect on the date of the receipt of such notice by the Corporation or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.04.       Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors.

4.05.       Delegation of Duties. Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any Director or Directors.

4.06.       Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or pursuant to its direction. No officer shall be prevented from receiving such salary by reason of his also being a Director.

4.07.       Chairman of the Board. The Chairman of the Board (if one is elected by the Board of Directors) shall be selected from among the Directors of the Corporation. The Chairman of the Board, if present, shall preside at all meetings of the Board of Directors and the stockholders of the Corporation. The Chairman of the Board shall have general powers and duties of management and supervision of the business of the Corporation, shall formulate and submit to the Board of Directors matters of general policy for the Corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors.

4.08.       President. The President shall be the chief executive officer of the Corporation unless the Board of Directors shall elect to establish a separate office of Chief Executive Officer and, subject to the control and supervision of the Board of Directors, shall generally control and supervise the management of the business and affairs of the Corporation and perform such other duties as from time to time may be assigned to such officer by the Board of Directors. Without limiting the generality of the foregoing, the President shall see to it that all orders and resolutions of the Board of Directors are carried into effect and shall have the power to sign contracts, powers of attorney, deeds, bonds, mortgages, and other instruments which the Board of Directors has authorized to be executed on behalf of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President may, together with another authorized officer of the Corporation, sign certificates for shares of the Corporation the issue of which shall have been authorized by resolution of the Board of Directors. The President shall also preside at all meetings of the stockholders and the Board of Directors in the absence of the Chairman of the Board or if such officer is unable or refuses to act.

4.09.       Vice Presidents. In the absence of the President, or if the President is unable or refuses to act, the Vice President, if any, (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, or if there has been no such determination, in the order of their election) shall perform the duties and exercise the powers of the President. Any Vice President may, together with another authorized officer of the Corporation, sign certificates for shares of the Corporation the issue of which shall have been authorized by resolution of the Board of Directors. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or the Board of Directors.

4.10.       Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of Directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and issue certifications as to such records; (d) keep or cause to be kept a register of the address of each stockholder which shall be furnished by such stockholder; (e) together with another authorized officer of the Corporation, sign certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or the Board of Directors.

4.11.       Assistant Secretary. In the absence of the Secretary, or if the Secretary is unable or refuses to act, the Assistant Secretary, if any, (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there has been no such determination, in the order of their election) shall perform the duties and exercise the powers of the Secretary. Any Assistant Secretary may, together with another authorized officer of the Corporation, sign certificates for shares of the Corporation the issue of which shall have been authorized by resolution of the Board of Directors. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the President, Secretary or the Board of Directors.

4.12.       Treasurer. The Treasurer (if one is elected by the Board of Directors) shall (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation; receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever and deposit, or cause to be deposited, all such moneys in the name of the Corporation in such banks, trust companies or other depositories as may be approved by the Board of Directors; (b) disburse, or cause to be disbursed, the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements; (c) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors or the President, a statement of financial condition of the Corporation in such detail as may be required; and (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or the Board of Directors. If the Board of Directors shall not have designated a chief financial officer, the Treasurer shall be deemed to be the chief financial officer for the purposes of the laws of any state requiring the designation of a chief financial officer for the purposes of qualifying to do business in such state as a foreign corporation.

4.13.       Assistant Treasurer. In the absence of the Treasurer, or if the Treasurer is unable or refuses to act, the Assistant Treasurer, if any, (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there has been no such determination, in the order of their election) shall perform the duties and exercise the powers of the Treasurer. Any Assistant Treasurer may, together with another authorized officer of the Corporation, sign certificates for shares of the Corporation the issue of which shall have been authorized by resolution of the Board of Directors. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the President, Treasurer or the Board of Directors.

ARTICLE V

CONTRACTS, CHECKS AND DEPOSITS; VOTING OF SECURITIES

5.01.       Contracts. The Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

5.02.       Checks, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board of Directors or as otherwise authorized in these Bylaws.

5.03.       Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

5.04.       Voting of Securities. The President, Secretary, any Vice President and any other officer designated by the Board of Directors, the President or Secretary, either in general or confined to specific instances, may vote, or give proxies to vote, any shares of stock or other security of any other corporation, limited liability company or other entity standing in the name of the Corporation.

ARTICLE VI

CERTIFICATES OF STOCK

6.01.       Certificates. The shares of the Corporation shall be uncertificated unless the Board of Directors provides by resolution that some or all of any or all classes or series of its stock shall be represented by certificated shares. Each holder of stock of the Corporation represented by certificates shall be entitled to a certificate or certificates signed by (a) any one of the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President, and by (b) any one of the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary. The certificates shall be in such form as may be determined by the Board of Directors.

6.02.       Signatures. Any or all of the signatures on the certificate may be a facsimile. If any officer who has signed, or whose facsimile signature has been place upon, a certificate ceases to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue.

6.03.       Classes or Series of Stock. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of any certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided by the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of such certificate a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.

6.04.       Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

6.05.       Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the transfer agent. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen or destroyed certificate a new one may be issued therefor as provided in the previous Bylaw.

6.06.       Record Holders. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL or the Certificate of Incorporation.

ARTICLE VII

DIVIDENDS

7.01.       Declaration. Subject to the provisions of the Certificate of Incorporation and the DGCL, dividends upon the capital stock of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors or by action by written consent, and may be paid in cash, in property or in shares of capital stock.

7.02.       Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

INDEMNIFICATION AND INSURANCE

8.01.       Certain Definitions. For the purposes of this Article:

“Covered Person” shall mean any person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer, or in a capacity with comparable authority or responsibilities, for an Other Entity.

“Loss” shall mean any liability, loss, expense (including attorneys’ fees, disbursements, court costs, expert witness fees and other charges), judgment, fine, penalty, excise tax assessed with respect to any employee benefit plan, and amount paid in settlement, in each case actually and reasonably incurred in connection with a Proceeding.

“Other Entity” shall mean any corporation (other than the Corporation), partnership, joint venture, trust, employee benefit plan or other enterprise.

“Proceeding” shall mean any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, whether formal or informal, including any action or suit by or in the right of the Corporation.

8.02.       Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless each Covered Person from and against any Loss to the fullest extent permitted by and in the manner provided by the DGCL, as the same now exists or may hereafter be amended.

8.03.       Indemnification of Other Persons. Persons who are not Directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding Bylaw) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Article.

8.04.       Advancement of Expenses. The Corporation from time to time and to the fullest extent permitted by the DGCL shall pay or reimburse the expenses (including attorneys’ fees, disbursements, court costs, expert witness fees and other charges) incurred by any Covered Person in connection with any Proceeding in advance of the final disposition of such Proceedings; provided, however, that, if required by the DGCL, such amounts shall be so paid or reimbursed only upon receipt by the Corporation of an undertaking by or on behalf of such Covered Person to repay such amounts if it shall ultimately be determined that the Covered Person is not entitled to be indemnified for such expenses under this Article or the DGCL.

8.05.       Rights Not Exclusive. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these Bylaws, any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

8.06.       Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity (or serving an Other Entity in a capacity with comparable authority or responsibilities), against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or the DGCL.

8.07.       Continuation of Benefits. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

8.08.       Amendments. No right to indemnification or reimbursement or advancement of expenses under this Article shall be eliminated or impaired by an amendment to this Article after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or reimbursement or advancement of expenses is sought.

ARTICLE IX

MISCELLANEOUS

9.01.       Seal. The Corporation may adopt a corporate seal in such form as the Board of Directors may from time to time determine. The Board of Directors may authorize the use of one or more facsimile forms of the corporate seal. In lieu thereof, the Corporation may use an impression or writing bearing the words “Corporate Seal” or “Seal” (which may but need not be enclosed in parenthesis, brackets or scroll), which shall be deemed to be the seal of the Corporation. The corporate seal need not be used unless its use is required by law, by these Bylaws, or by the Certificate of Incorporation.

9.02.       Books. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at the offices of the Corporation or at such other place or places as may be designated from time to time by the Board of Directors.

9.03.       Fiscal Year. The fiscal year of the Corporation will be the calendar year, unless otherwise fixed by resolution of the Board of Directors.

ARTICLE X

AMENDMENT

10.01.       By the Stockholders. These Bylaws may be amended or repealed, or new Bylaws may be adopted, by the stockholders entitled to vote for the election of Directors at any Annual Meeting or Special Stockholder Meeting upon compliance with the notice of meeting, quorum and stockholder approval provisions of these Bylaws. The stockholders may also amend or repeal these Bylaws or adopt new Bylaws by an action by written consent taken in accordance with these Bylaws. The stockholders may prescribe that any Bylaw adopted by them may not be amended or repealed by the Board of Directors.

10.02.       By the Board of Directors. Pursuant to the Certificate of Incorporation, these Bylaws may be amended or repealed, or new Bylaws may be adopted, by the Board of Directors. The fact that such power has been conferred upon the Board of Directors shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws. Any Bylaws adopted or amended by the Board of Directors may be amended or repealed by the Stockholders.